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                                                                    EXHIBIT 5(a)

                 LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.





                               September 30, 1998


Bay View Capital Corporation
1840 Gateway Drive
San Mateo, California 94404

     Re:  Registration Statement on Form S-3
          Bay View Capital Corporation
          ----------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Bay View Capital Corporation (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof relating to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the Company's unsecured senior debt securities, unsecured subordinated debt securities and unsecured junior subordinated debt securities (collectively "Debt Securities"); (ii) shares of the Company's serial preferred stock, par value $.01 per share ("Preferred Stock"); (iii) depositary shares representing fractional interests in shares of Preferred Stock ("Depositary Shares"); (iv) shares of the Company's common stock, par value $.01 per share ("Common Stock");
(v) warrants to purchase shares of Common Stock ("Common Stock Warrants"); and
(vi) the Company's guarantees with respect to any preferred securities of a trust ("Guarantees", and collectively with the Debt Securities, Preferred
Stock, Depositary Shares, Common Stock and Common Stock Warrants, the "Securities"), which may be issued from time to time in one or more series with an aggregate offering price not to exceed $500,000,000.

     The laws covered by the opinions expressed herein are limited to the federal laws of the United States of America and the laws of the States of Delaware and New York. We assume no obligation to revise or supplement the opinions expressed herein should such currently applicable laws be changed by legislative action, judicial decision or otherwise. We express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any of the Securities.

     In rendering the opinions set forth herein, we have assumed and have not verified the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the
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Bay View Capital Corporation
September 30, 1998
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conformity to the originals of all documents supplied to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the accuracy and completeness of all corporate records and documents and all certificates and statements of fact supplied or made available to us by officers and representatives of the Company. We have also assumed without investigation that each party to such documents and instruments has the power and capacity to enter into and perform all its obligations under such documents and instruments; duly authorized all requisite action with respect to such documents and instruments; and duly executed and delivered such documents and instruments.

     We have examined (i) the Registration Statement and exhibits thereto, (ii) the Certificate of Incorporation and the Bylaws of the Company as currently in effect and (iii) such other records of the Company, certificates of the Company's officers and public officials, and other documents as we have deemed relevant.

     Our opinions herein as to the binding nature of the obligations of the Company with respect to certain of the Securities are subject to exception to the extent that enforcement of such obligations may be limited by: (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally; (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (3) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the indenture relating to such series of Offered Debt Securities (the "Indenture") has been duly authorized, executed and delivered by a trustee qualified to act as such thereunder; (ii) the Indenture has been executed and delivered by the Company; (iii) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Company's Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any court or governmental body having jurisdiction over the Company; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered
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Bay View Capital Corporation
September 30, 1998
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Debt Securities will have been legally issued, and the Offered Debt Securities will be binding obligations of the Company.

     2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock, including the adoption of a Certificate of Designation for the Offered Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (v) the Company has received payment of the agreed-upon consideration for the Offered Preferred Stock from the purchasers thereof, the shares of Offered Preferred Stock will have been legally issued, and such shares will be fully paid and nonassessable.

     3. With respect to any Depositary Shares (the "Offered Depositary Shares"), when (i) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Depositary Shares and the related series of Offered Preferred Stock, including the adoption of a Certificate of Designation for such related series of Offered Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement (the "Deposit Agreement") so as not to violate any applicable law, the Company's Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Deposit Agreement has been duly executed and delivered; (v) the related series of Offered Preferred Stock has been duly authorized and validly issued in accordance with applicable law and delivered to the applicable depositary (the "Depositary") for deposit in accordance with the Deposit Agreement; and (vi) the receipts evidencing the Offered Depositary Shares (the "Depositary Receipts") have been duly issued against deposit of the related series of Offered Preferred Stock with the Depositary in accordance with the Deposit Agreement, the Offered Depositary Shares will be legally issued and the Depositary Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

     4. With respect to any shares of Common Stock (the "Offered Common Stock"), when (i) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such
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Bay View Capital Corporation
September 30, 1998
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transfer agent and registrar, and delivered to the purchasers thereof; and (ii)
the Company has received payment of the agreed-upon consideration for the Offered Common Stock from the purchases thereof, the shares of Offered Common Stock will have been legally issued, and such Offered Common Stock will be fully paid and nonassessable.

     5. With respect to any Common Stock Warrants (the "Offered Common Stock Warrants"), when (i) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Common Stock Warrants; (ii) the terms of the Offered Common Stock Warrants and of their issuance and sale have been duly established so as not to violate any applicable law, the Company's Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the applicable warrant agreement has been duly executed and delivered; and (iv) the Offered Common Stock Warrants have been duly executed and authenticated in accordance with the terms of the applicable warrant agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock Warrants will have been legally issued, and the Offered Common Stock Warrants will be binding obligations of the Company.

     6. With respect to any Guarantees (the "Offered Guarantees"), when (i) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Guarantees and a related guarantee agreement; (ii) the terms of the Offered Guarantees have been established so as not to violate any applicable law, the Company's Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the related guarantee agreement has been executed and delivered by the Company and a trustee qualified under the Trust Indenture Act of 1939 (the "1939 Act"), and is a binding obligation of that trustee; (iv) the amended declaration of such trust shall have been authorized, executed and delivered by, and shall constitute a binding and enforceable agreement of, the parties thereto (including an institutional trustee duly qualified under the 1939 Act); and (v) such preferred securities and the common securities of such trust shall have been duly authorized, validly issued, fully paid, and (in the case of such preferred securities) nonassessable, and shall be undivided beneficial interests in the assets of such trust, all in accordance with such guarantee agreement, such amended declaration, and such corporate action, the Offered Guarantees will have been legally issued and will be a binding obligation of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations of the Commission.

                              Very truly yours,

                              /s/ SILVER, FREEDMAN & TAFF, L.L.P.


                              SILVER, FREEDMAN & TAFF, L.L.P.